UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Kaiser Group Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note:  This definitive proxy statement on Schedule 14A relates to the 2005 Annual Meeting of Stockholders of Kaiser Group Holdings, Inc. (the “Company”), with respect to which a preliminary proxy statement on Schedule 14A was filed with the Securities and Exchange Commission on June 22, 2005.  The proposal to amend the Company’s certificate of incorporation to effectuate a reverse stock split that was contained in the preliminary proxy statement has been removed from the agenda for the 2005 annual meeting.  The Company expects to hold its 2006 Annual Meeting of Stockholders later this year, in connection with which it will file a proxy statement on Schedule 14A in accordance with the rules of the Securities and Exchange Commission.

KAISER GROUP HOLDINGS, INC.

9300 Lee Highway

Fairfax, Virginia 22031

January 25, 2006

Dear Fellow Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Kaiser Group Holdings, Inc. (the “Company”) to be held on Thursday, March 2, 2006 at 10:30 a.m. EST.  The meeting will take place in the auditorium at 9302 Lee Highway, Fairfax, Virginia 22031-1207.  On the following pages you will find the notice of the Annual Meeting and the accompanying proxy statement.  In addition to the specific matters to be acted upon, as described in the notice of Annual Meeting and proxy statement, there will be an opportunity for questions of general interest to the stockholders.

As you may be aware, the Annual Meeting had been postponed while the Company continued to work to resolve certain matters in connection with its bankruptcy reorganization.  The Company expects to hold the 2006 annual meeting of stockholders later this year.

To ensure that your shares will be voted at the Annual Meeting, please complete, sign and date the enclosed proxy card promptly and return it in the enclosed envelope.  Please mail your proxy card whether or not you plan to attend the Annual Meeting.  Giving your proxy will not affect your right to vote the shares you hold in your own name if you decide to attend the Annual Meeting.

Sincerely,

/s/Douglas W. McMinn

Douglas W. McMinn
President and Chief Executive Officer

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

March 2, 2006

The 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Kaiser Group Holdings, Inc. (the “Company”) will be held in the auditorium at 9302 Lee Highway, Fairfax, Virginia 22031-1207, on Thursday, March 2, 2006, at 10:30 a.m. (EST), for the following purposes:

1.               To elect four directors, each to a term expiring at the 2006 Annual Meeting of Stockholders, or until their successors are duly elected and qualified; and

2.               To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on January 23, 2006, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof.

Your vote is important no matter how many shares you own.  Whether or not you expect to attend the Annual Meeting, please complete, sign and date the proxy card and return it in the postage-paid envelope that is provided.  All properly executed proxy cards received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated by those proxy cards.

By Order of the Board of Directors

/s/ Nicholas Burakow

Nicholas Burakow, PhD
Secretary

January 25, 2006

PROXY STATEMENT

2005 ANNUAL MEETING OF STOCKHOLDERS

March 2, 2006

This proxy statement, notice of the 2005 Annual Meeting of Stockholders (the “Annual Meeting”), and accompanying proxy are being furnished to you as a stockholder of Kaiser Group Holdings, Inc. (the “Company” or “Kaiser Holdings”), a Delaware corporation, in connection with the Annual Meeting, which had been postponed while the Company continued to work to resolve certain matters in connection with its bankruptcy reorganization, to be held on Thursday, March 2, 2006, at the time and place and for the purposes set forth in the accompanying notice of the meeting.  The record date for determining stockholders entitled to vote at the Annual Meeting is the close of business on January 23, 2006 (the “Record Date”).

The Annual Meeting will not constitute the Company’s 2006 Annual Meeting of Stockholders.  The Company expects to hold the 2006 Annual Meeting of Stockholders later this year.  Notice of the 2006 Annual Meeting will be provided in the earliest possible periodic report or by other reasonable means after the board of directors determines the date on which such meeting will be held.

The Company’s Board of Directors (the “Board of Directors” or the “Board”) is making this proxy solicitation.  A proxy card is included with this mailing.  If your shares are registered in your name, the proxy card shows the number of shares of Kaiser Group Holdings, Inc. Common Stock, par value $0.01 per share (“Common Stock”), that you owned as of the Record Date.  There were no shares of Preferred Stock, par value $0.01 per share, outstanding as of the Record Date.  All properly executed proxy cards received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated by those proxy cards.

Please complete and sign the enclosed proxy card and return it to the Company as soon as possible. If you change your mind after you return your proxy card, you may revoke it at any time, including at the Annual Meeting.  You may revoke your proxy by mailing a second (or subsequent) proxy card to the Company’s stock transfer agent for receipt prior to the closing of the polls at the Annual Meeting, or by voting on the ballot provided to stockholders at the Annual Meeting.  Unless a proxy is revoked, all proxy cards that are properly executed and received at or prior to the Annual Meeting will be voted in accordance with the instructions indicated by those proxy cards.  Unless a contrary instruction is indicated in the proxy card, or if the proxy card is properly executed but the voting “box” is left blank, it will be voted FOR the election of directors as nominated and in the discretion of the person(s) named as the proxy if any other business properly comes before the Annual Meeting.

The Company’s Annual Report for the year ended December 31, 2004 (the “Annual Report”) and its Interim Financial Report for the quarterly period ended September 30, 2005 (the “Quarterly Report”), the notice of Annual Meeting, this proxy statement, and the enclosed proxy card initially will be mailed in a single envelope to stockholders on or about January 27, 2006.  The Company has borne the cost of preparing, assembling, and mailing these items.  Directors, officers, and employees of the Company may solicit proxies on behalf of the Company by telephone and personal interview without special compensation.

The Company will deliver copies of the proxy statement, the Annual Report and the Quarterly Report to brokerage firms and other custodians, nominees, and fiduciaries for forwarding to beneficial owners of Common Stock.  The Company will reimburse those brokerage firms, custodians, nominees, and fiduciaries for their expenses in connection with forwarding these materials.

VOTING SECURITIES OF THE COMPANY

Holders of shares of Common Stock issued and outstanding as of the Record Date are entitled to vote at the Annual Meeting.  There were 1,787,640 shares of Common Stock issued and outstanding as of the Record Date.  Each share of Common Stock is entitled to one vote per share.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of stock outstanding at the close of business on January 23, 2006 will constitute a quorum.

Submitted proxies reflecting broker non-votes or abstentions will be deemed present at the Annual Meeting in determining the presence of a quorum.  Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted, and the broker does not exercise discretion to vote those shares on a particular matter.

A plurality of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors.  Only shares that are voted in favor of a particular nominee will be counted towards such nominee’s achievement of a plurality.  Thus, shares present at the Annual Meeting that are not voted for a particular nominee, shares present in person or represented by proxy where the stockholder properly withholds authority to vote for such nominee and broker non-votes, if any, will not be counted towards such nominee’s achievement of a plurality.

A list of stockholders will be available for inspection at least ten days prior to the Annual Meeting at the Office of the Secretary of the Company, 9300 Lee Highway, Fairfax, Virginia 22031.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

The Company’s Bylaws provide that the number of directors shall not be less than one, and give the board of directors the authority to determine the actual number of directors.  The Board of Directors currently consists of four members.  The Board of Directors has nominated Mr. Jon B. Bennett, Mr. Douglas W. McMinn, Mr. Mark S. Tennenbaum and Mr. Frank E. Williams, Jr. for election to terms expiring at the 2006 Annual Meeting of Stockholders, or until their successors are duly elected.

Nominees for Election to the Board of Directors for Terms Expiring at the 2006 Annual Meeting of Stockholders

Jon B. Bennett, 49, director of Kaiser Holdings, has been a Director of Information Management at Devens Reserve Forces Training Area, a Department of the Army installation, since 1998.  Mr. Bennett has been a director of Kaiser Holdings since December 18, 2000.  Mr. Bennett was Systems Administrator and Analyst at the then Fort Devens from 1995 to 1997, and was the senior Budget Analyst at Fort Devens from 1990 to 1995.  Mr. Bennett graduated from Bucknell University (B.A.).  Mr. Bennett owns 1,000 shares of Common Stock.  Entities managed by Bennett Management Corporation, which is controlled by Mr. Bennett’s brother, James Bennett, are significant holders of the Common Stock issued by Kaiser Holdings in April 2001, as a result of their significant holdings of subordinated notes of Kaiser Group International, Inc., the predecessor company to Kaiser Holdings.

Douglas W. McMinn, 57, has been President and Chief Executive Officer of Kaiser Holdings since September 2004.  Mr. McMinn has been a director of Kaiser Holdings since September 2004 and also serves on the Board of Managers of Kaiser-Hill Company, LLC, the joint venture owned equally by Kaiser Holdings and CH2M Hill Companies Ltd.  Mr. McMinn has been a senior officer of the Company and its predecessors for more than 17 years.  Mr. McMinn is the Chief Executive Officer of Global Trade & Invest, Inc., a firm which he co-founded to engage in international trading activities and to provide consulting assistance to companies doing business internationally.  Mr. McMinn served in the United States Government as a staff member in the National Security Council and as an Assistant Secretary of State for Economic and Business Affairs, U.S. Department of State.  Mr. McMinn owns 1,000 shares of Common Stock.

Mark S. Tennenbaum, 46, has been a director of Kaiser Holdings since September 2004. Mr. Tennenbaum is a private investor.  Prior to that, Mr. Tennenbaum was a co-founder, director and chief financial officer of FrontBridge Technologies, Inc., a privately-held provider of secure managed messaging services acquired by Microsoft in 2005, from its inception in 1999 until 2001.  Prior to FrontBridge Technologies, Inc., Mr. Tennenbaum served as chief financial officer of SoftAware Networks, Inc., a privately-held network distributed hosting services provider, from June 1998 until its sale to Digital Island in July 2000. Mr. Tennenbaum beneficially owns 200,000 shares of Common Stock held by the Mark S. Tennenbaum Investment Trust.  Entities controlled by Mr. Tennenbaum’s father, Michael E. Tennenbaum, and brother, Andrew R. Tennenbaum, are significant holders of the Company’s Common Stock.

Frank E. Williams, Jr., 71, is Chairman of the Board of Directors of Kaiser Holdings and also serves on the Board of Managers of Kaiser-Hill Company, LLC, the joint venture owned equally by Kaiser Holdings and CH2M Hill Companies Ltd.  Mr. Williams currently serves as Chairman and principal owner of Williams Enterprises of Georgia, Inc., a holding company controlling six subsidiaries active in various facets of the steel industry.  In addition, Mr. Williams serves as Chairman, CEO, and 50-percent owner of Bosworth Steel Erectors, Inc., a major erector of steel products in the Southwestern United States, and Chairman and a major shareholder of Wilfab, Inc., a fabricator of structural steel.  Mr. Williams is also Managing Partner and principal owner of Structural Concrete Products, LLC, a manufacturer of pre-stressed concrete building systems, and of Industrial Alloy Fabricators (IAF), a fabricator of alloy plate products for the pulp and chemical industries.  He serves as a member of the Board of Directors of Capital Bank, N.A. and Diamondhead Casino Corporation.  Mr. Williams currently serves as a director of Williams Industries, Inc. of Manassas,  Virginia, a company he founded and of which served as President, CEO and Chairman until November 1994.  Williams Industries, Inc. is a public Nasdaq-listed company that owns five subsidiaries active in the steel industry, including Williams Bridge Co., one of the largest fabricators of steel plate for bridge structures in the Mid-Atlantic region.  Mr. Williams beneficially owns 16,700 shares of Common Stock.

The Board of Directors recommends that the stockholders vote FOR the nominees set forth above.

CORPORATE GOVERNANCE

Corporate Governance Principles and Code of Conduct

The Company’s Board of Directors has adopted Corporate Governance Principles for the Board of Directors and a Corporate Code of Conduct, including Policies on Securities Law Compliance and Transactions in Company Securities.  The Code of Conduct applies to all employees, officers and directors and includes, but is not limited to, the substance of the code of ethics required by applicable rules of the Securities and Exchange Commission (the “Commission”).  Copies of these documents were filed as exhibits to the Company’s Current Report on Form 8-K filed with the Commission on January 13, 2004.

Communications with the Board of Directors; Board Attendance at Annual Meeting

The Company does not have a formal process for security holders to send communications to the Board.  However, communications addressed to the Company’s Board of Directors as a whole, or to individual directors, in care of the Company at the Company’s executive offices in Fairfax, Virginia, will be forwarded promptly to the addressee(s) of such communications.

The Company does not have a policy with respect to Board members’ attendance at the Annual Meeting.  However, the Company’s practice is to hold a meeting of the Board of Directors immediately following the Annual Meeting, and Board members typically attend the Annual Meeting as well.  All members of the Board of Directors were present at the 2004 Annual Meeting of Stockholders.

STANDING COMMITTEES OF THE BOARD

To assist the Board of Directors in carrying out its responsibilities, the Board of Kaiser Holdings has delegated certain authority to two committees, the current memberships of which are as follows.

Committees of the Board of Directors

Compensation Committee	Audit Committee
Mr. Bennett Chairman	Mr. Williams Chairman
Mr. Williams	Mr. Bennett
Mr. Tennenbaum	Mr. Tennenbaum

Audit Committee

The Audit Committee is responsible for the selection, and reviews and accepts the reports, of the Company’s independent auditor, PricewaterhouseCoopers LLP.  The Audit Committee met seven times during the year ended December 31, 2004 and four times during the year ended December 31, 2005.  The Audit Committee operates under a written charter adopted by the Board of Directors.  The Charter of the Audit Committee of the Board of Directors was attached as Appendix A to the Company’s proxy statement for the 2004 Annual Meeting of Stockholders, filed with the Commission on April 2, 2004.

Audit Committee Report Relating to the Fiscal Year Ended December 31, 2004

The Audit Committee has reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.  The Audit Committee has also discussed with PricewaterhouseCoopers the matters required to be discussed pursuant to SAS No. 61 – Codification of Statements on Auditing Standards, AU Section 380, as modified or supplemented, which includes, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board No. 1 (“Independence Discussions with Audit Committees”), as may be modified or supplemented, and has discussed with PricewaterhouseCoopers its independence with respect to the Company.

The Company’s policies with respect to pre-approval of non-audit services to be provided by the Company’s independent accountants are discussed below.  The Company is disclosing below fees paid to PricewaterhouseCoopers during the past two fiscal years under the heading “Independent Accountants’ Fees.”

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Commission on March 29, 2005.

Submitted by the Audit Committee

Frank E. Williams, Jr. – Chairman

Jon B. Bennett

Mark S. Tennenbaum

The information contained in the above report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference in such filing.

Independent Accountants’ Fees

Audit Fees: Audit fees were for professional services rendered for: the audit of the Company’s annual financial statements for the years ended December 31, 2003 and 2004; the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the years ended December 31, 2003, 2004 and 2005; an audit of the annual financial statements of Kaiser Netherlands, BV, a subsidiary of the Company, for the year ended December 31, 2003; and fees associated with consent procedures in connection with our registration statement on Form S-8 performed in 2003.  The audit of the Company’s annual financial statements for the year ended December 31, 2005 is being conducted and, therefore, audit fees for such services rendered have not yet been determined.

Tax Fees: Tax fees were for services related to tax compliance, consulting and other services rendered during the years ended December 31, 2003 and 2004.

	Fiscal 2005		Fiscal 2004	Fiscal 2003
Audit Fees
Annual audit of Kaiser Group Holdings, Inc.		*	$80,000	$70,000
Audit of Kaiser Netherlands, BV	—		—	5,117
Quarterly review procedures	$37,700		30,000	28,115
Registration Statement on Form S-8	—		—	1,000
	37,700	#	110,000	104,232

Tax Fees
Tax compliance work	—		—	10,003
Tax consulting – Canada	—		7,459	—
Other	—		—	720
			7,459	10,723

Total	$37,300	#	$117,459	$114,955

*	Information not available as of the date hereof.
#

Amount does not include fees for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2005, which had not been completed as of the date of this proxy statement.

The Audit Committee approved in advance the use of PricewaterhouseCoopers for the tax-related services referred to above.

Policies With Respect to Approval of Non-Audit Services

The Audit Committee’s responsibilities include review and pre-approval of all audit and non-audit services performed by the independent auditor.  In exercising that responsibility with respect to proposed engagements for non-audit services, the Audit Committee’s Charter requires the Committee to give paramount consideration to the question of whether engagement of the independent auditor to perform those services is likely to create a risk that the independence of the independent auditor may be impaired.  To that end, the Audit Committee endeavors to exercise its discretion in a manner that will avoid or minimize the risk of impairing the independence of the Company’s independent auditor.

The Audit Committee will typically be inclined to approve requests to engage the independent auditor to provide those types of non-audit services that are closely related to the audit services performed by the independent auditor, such as audit-related services, tax-compliance/return-preparation services, and “due diligence” services relating to transactions that the Company may consider from time to time.  Because such non-audit services bear a close relationship to the audit services provided by the independent auditor, the Audit Committee believes that such services will not ordinarily present a material risk of impairing the independence of the independent auditor, subject to the Audit Committee’s policy concerning the total amount payable to the independent auditor for non-audit services with respect to any fiscal year.

Between meetings of the Audit Committee, the Chairman of the Audit Committee is authorized to review and, where consistent with this policy, to pre-approve non-audit services proposed to be performed by the independent auditor that are budgeted for fees of $25,000 or less.  The Chairman shall report any pre-approval decisions to the Audit Committee as soon as practicable and in any event at its next scheduled meeting.

Presence at Annual Meeting

A representative of PricewaterhouseCoopers will be present at the Annual Meeting.  The representative will be given an opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions from stockholders.

Compensation Committee

The Compensation Committee (a) reviews and approves (or recommends to the entire Board of Directors) the annual salary, bonus, and other benefits (direct and indirect) of the Chief Executive Officer and other executive officers, (b) reviews and submits to the full Board recommendations concerning, and amendments to, new executive compensation or stock plans, and (c) establishes, and periodically reviews, the Company’s policies in the area of management perquisites.  The Compensation Committee met two times during the year ended December 31, 2004 and one time during the year ended December 31, 2005.

Report of Compensation Committee Relating to the Fiscal Year Ended December 31, 2004

During 2004, the Compensation Committee was composed of Messrs. Bennett (Chairman) and Williams, both of whom are “independent” as defined in the NASD listing standards.  Mr. Tennenbaum became a member of the Compensation Committee on January 1, 2005.

The Company’s employee compensation policy is tailored to its unusual circumstances, which involve principally the management and resolution of claims arising out of the continuing bankruptcy proceedings relating to Kaiser Group International, Inc.’s negotiations and proceedings relating to the Nova Hut project, and participating in the affairs of Kaiser-Hill Company, LLC.  The Company’s goal is to retain a sufficient number of employees to carry out these activities and evaluate other opportunities the Company may want to pursue.  The Board of Directors and the Compensation Committee believe it is in the best interests of the Company to retain a small number of knowledgeable and appropriately incentivized key employees.

The Compensation Committee reviews the annual salary, incentive compensation and other benefits paid to the President and Chief Executive Officer and other persons designated as executive officers under applicable Commission rules and regulations.  In this connection, the Compensation Committee reviews the employment-related arrangements (both proposed and existing) with persons who are or will become executive officers.

The Compensation Committee annually reviews and approves the compensation of the Company’s President and Chief Executive Officer.

For the fiscal year ended December 31, 2004, Mr. McMinn’s compensation consisted of a base annual salary of $225,000 and a grant of 1,000 shares of Common Stock.

The Compensation Committee has not yet reached a conclusion as to the appropriate incentive compensation program for Mr. McMinn.

Submitted by the Compensation Committee

Jon B. Bennett – Chairman
Frank E. Williams, Jr.
Mark S. Tennenbaum

For the fiscal year ended December 31, 2005, Mr. McMinn’s compensation consisted of a base annual salary of $226,538 and a bonus of $225,000 determined at the Compensation Committee’s discretion in light of the Company’s compensation policy.

Director Nomination Process

The Board of Directors is responsible for nominating individuals to present to the stockholders as candidates for Board membership and for selecting individuals to fill Board vacancies.  Given the small size of the Board, the Company’s limited operations, and the nature and number of its stockholders, the Board has determined not to establish a Nominating and Governance Committee.  The Corporate Governance Principles adopted by the Board of Directors require that a majority of the members of the Board of Directors be “independent” as determined in accordance with the listing standards of the NASD even though the Company is not subject to such listing standards.  At the present time, each member of the Board of Directors other than Mr. McMinn satisfies NASD listing standards with respect to director independence.

The Board considers the mix of director characteristics, experiences and diverse perspectives and skills that are most appropriate to meet the Company’s needs.  The Board will consider potential nominees submitted by stockholders in accordance with applicable law and the Company’s Bylaws as in effect from time to time.

The Company’s Bylaws provide that nominations of persons for election as directors of the Company may be made by or at the direction of the Board of Directors, by any nominating committee or other person appointed by the directors, or by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in Section 2.2 of the Company’s Bylaws.  Such nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Secretary of the Company.  To be timely, a stockholder’s notice must be received at the Company’s principal executive offices, 9300 Lee Highway, Fairfax, Virginia 22031, not less than 60 days nor more than 90 days prior to the meeting.  In the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely the notice must be received not later than the close of business on the fifteenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.  A stockholder’s notice of nomination must set forth:

(a)	as to each person who is not an incumbent director whom a stockholder proposes to nominate for election or re-election as a director:
	(i)	the name, age, business address, and residence address of such person,
	(ii)	the principal occupation or employment of such person,
	(iii)	the class and number of shares of capital stock of the Company which are beneficially owned by such person, and
(iv)

any other information relating to such person that is required to be disclosed in solicitation for proxies for elections of directors pursuant to the rules and regulations of the Commission under the Exchange Act, and

(b)	as to the stockholder giving the notice:
	(i)	the name and record address of such stockholder, and
	(ii)	the class and number of shares of capital stock of the Company which are beneficially owned by such stockholder.

Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Company if elected.  The Company may require any proposed nominee to furnish such other information as reasonably may be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.  Persons nominated by stockholders for election as a director will not be eligible to serve as a director unless nominated in accordance with the foregoing procedures.

OPERATIONS OF THE BOARD OF DIRECTORS

Board Meetings

During the year ended December 31, 2004, the Board of Directors held four board meetings.  All directors attended 75% or more of the 2004 meetings of the Board of Directors and its committees on which they served.  During the year ended December 31, 2005, the Board of Directors held seven board meetings.  All directors attended 75% or more of the 2005 meetings of the Board of Directors and its committees on which they served.

Compensation of Directors

Directors who are not employees of the Company (“Non-employee Directors”) are paid $1,000 for attendance at each meeting of the Board of Directors; they are paid $500 for attendance at each meeting of a committee of the Board of Directors of which the director is a member.  The Chairman of each committee is paid $750 for attendance at each Board committee meeting.  In addition, each Non-employee Director receives an annual retainer of $20,000, payable in advance in quarterly installments, and is reimbursed for expenses incurred in connection with Board service.

In January 2002, the Company adopted a practice of making annual grants of 1,000 shares of Common Stock, or the equivalent value of such shares in cash as of the date of grant, to each member of the Board of Directors.  Grants of Common Stock are made pursuant to the terms of the 2002 Equity Compensation Plan, which was approved by the stockholders at the 2003 Annual Meeting of Stockholders.  Other than as described above, directors who are employees of the Company do not receive separate cash compensation for their service as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

A person is deemed to be a beneficial owner of the Company’s Common Stock if that person has voting and/or investment power with respect to such Common Stock or has the right to acquire such Common Stock within 60 days.  The following table sets forth information as of January 18, 2006 regarding each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock of the Company.

Name and Address of Beneficial Owners of More Than 5% of the Common Stock of the Company	Number of Shares of Common Stock		Percent of Common Stock
James D. Bennett Bennett Management Corporation 2 Stamford Plaza, Suite 1501 281 Tresser Boulevard Stamford, CT 06901	200,000	(a)	11.2%
Michael E. Tennenbaum Tennenbaum & Co., LLC Q 2951 28th Street Suite 210 Santa Monica, CA 90405	352,899	(b)	19.7%
Andrew R. Tennenbaum Investment Trust 1318 San Ysidro Drive Beverly Hills, CA 90210	200,000	(c)	11.2%
Mark S. Tennenbaum Investment Trust 445 24th Street Santa Monica, CA 90402	200,000	(d)	11.2%

(a)

As reported on a report on Schedule 13D dated September 6, 2005, filed with the Commission on September 6, 2005.  Includes 132,493 shares of Common Stock reported to be held by Bennett Restructuring Fund, LP and 67,507 shares of Common Stock reported to be held by Bennett Offshore Restructuring Fund, Inc.

(b)

As reported on a report on Form 4 dated January 3, 2006, filed with the Commission on January 4, 2006.  Includes 77,924 shares of Common Stock reported to be held by Tennenbaum & Co., LLC and 274,975 shares of Common Stock reported to be held by Michael E. Tennenbaum and Suzanne S. Tennenbaum, as trustees of the Tennenbaum Living Trust.

(c)	As reported on a report on Form 3 dated January 5, 2006, filed with the Commission on January 5, 2006. The trustees of the Andrew R. Tennenbaum Investment Trust are Stephen P. Rader and John Mass.

(d)	As reported on a report on Form 3 dated January 5, 2006, filed with the Commission on January 5, 2006. The trustees of the Mark S. Tennenbaum Investment Trust are Stephen P. Rader and John Mass.

The following table sets forth information as of January 18, 2006 regarding the beneficial ownership of shares of Common Stock by each director, by current executive officers named in the Summary Compensation Table on page 11 of this proxy statement, and by all directors and current executive officers as a group.  The persons as to whom information is given in the table below have sole voting and investment power over the shares beneficially owned by them, unless otherwise noted in the footnotes following the table.  Unless otherwise indicated, the address of each of the persons identified in the table below is:  c/o Kaiser Group Holdings, Inc., 9300 Lee Highway, Fairfax, VA 22031.

Certain Beneficial Owners of Shares of Common Stock of the Company	Number of Shares of Common Stock		Percent of Common Stock (*Less than 1%)
(i) Directors and Nominees for Director
Jon B. Bennett	1,000		*
Douglas W. McMinn President and Chief Executive Officer	1,000		*
Mark S. Tennenbaum	200,000	(a)	11.2%
Frank E. Williams, Jr.	16,700	(b)	1.0%
(ii) Current Executive Officers other than Directors and Nominees for Director
Marian P. Hamlett Executive Vice President and Chief Financial Officer	0		*
(iii) All Directors and Current Executive Officers as a Group (5 Persons)	218,700		12.2%

(a)          Shares are held by the Mark S. Tennenbaum Investment Trust.  The address of the trust is 445 24th Street, Santa Monica, CA 90402.

(b)         As reported on a report on Form 4 dated June 24, 2005, filed with the Commission on June 27, 2005.  Includes (1) 7,300 shares of Common Stock reported to be held by Mr. Williams, (2) 1,000 shares of Common Stock reported to be held by the Williams Family Foundation, (3) 5,800 shares of Common Stock reported to be held by Williams Family LP, (4) 600 shares of Common Stock reported to be held by Mr. Williams as trustee for minor grandchildren and (5) 2,000 shares of Common Stock reported to be held by Mr. Williams’ spouse.

BIOGRAPHICAL INFORMATION OF OTHER EXECUTIVE OFFICERS AND KEY EMPLOYEES

Biographical information with respect to the Chief Financial Officer and a key employee of the Company is presented below.

Marian P. Hamlett, 44, is Executive Vice President and Chief Financial Officer.  Ms. Hamlett served as Corporate Controller of the Company from January 2001 until her appointment as Executive Vice President and Chief Financial Officer in April 2004.  From 1995 to 2001, Ms. Hamlett owned a Certified Public Accounting firm and provided various consulting services.  Ms. Hamlett also worked in the venture capital and financial services fields.  Ms. Hamlett was a manager with Deloitte & Touche LLP from 1985 to 1991.  Ms. Hamlett graduated from Texas Christian University (B.B.A.).  Effective March 31, 2006, Ms. Hamlett’s employment with the Company will terminate.

Nicholas Burakow, 56, is Senior Vice President, Secretary and Treasurer.  Mr. Burakow has been a senior officer of the Company and its predecessors for more than 18 years.  Prior to joining the Company, Mr. Burakow served for twelve years in the U.S. Department of State’s Foreign Service, where his last position was Director for Monetary Affairs.  Mr. Burakow is also the President of Global Trade & Invest, Inc., a firm which he co-founded to engage in international trading activities and to provide consulting assistance to companies doing business internationally.  Mr. Burakow holds a Ph.D. in economics from the University of Notre Dame.

EXECUTIVE COMPENSATION

The following table shows the compensation received by each person who served as an executive officer of the Company during 2004, and the executive officers that were serving as of December 31, 2004.

SUMMARY COMPENSATION TABLE

	Annual Compensation
Name, Principal Position and Period Ended December 31,	Salary ($)	Bonus ($)		Other Annual Compensation		All Other Compensation (j)
Douglas W. McMinn, President and Chief Executive Officer (a)
2005	$226,538	$225,000		$26,000	(b)	$29,885
2004	$191,542	0		0		$28,000
2003	—	—		—		—
2002	—	—		—		—

Marian P. Hamlett, Executive Vice President and Chief Financial Officer (c)
2005	$175,000	0		0		$30,000
2004	$146,077	0		0		$28,000
2003	—	—		—		—
2002	—	—		—		—

John T. Grigsby, Jr. (d)
2004	$228,469	$450,000	(e)	$22,000	(f)	$28,000
2003	$210,000	$202,600		$5,400	(g)	$28,000
2002	$213,461	$250,000		$4,900	(h)	$28,000

Marijo Ahlgrimm (i)
2004	$23,431	0		0		$16,736
2003	$19,148	0		0		$15,231
2002	$27,856	0		0		$6,964

(a)          Mr. McMinn was appointed as President and Chief Executive Officer of the Company on September 9, 2004, prior to which he had served as Senior Vice President.  Mr. McMinn does not have an employment agreement with the Company.

(b)         This amount represents the fair market value, as of the date of grant, of 1,000 shares of Common Stock granted to Mr. McMinn on February 10, 2005.

(c)          Ms. Hamlett was appointed as Executive Vice President and Chief Financial Officer of the Company on April 15, 2004, prior to which she had served as Corporate Controller.  Ms. Hamlett does not have an employment agreement with the Company.

(d)         Mr. Grigsby served as President and Chief Executive Office of the Company until September 9, 2004.  For a description of the terms of an agreement entered into between Mr. Grigsby and the Company in connection with his resignation, see the discussion under “Employment Contracts and Termination of Employment Arrangements” below.

(e)          Includes $200,000 related to 2003 but paid in 2004 and $250,000 paid to Mr. Grigsby pursuant to the agreement entered into between Mr. Grigsby and the Company in connection with his resignation in September 2004.

(f)            This amount represents the fair market value, as of the date of grant, of 1,000 shares of Common Stock granted to Mr. Grigsby on April 5, 2004.

(g)         This amount represents the fair market value, as of the date of grant, of 1,000 shares of Common Stock granted to Mr. Grigsby on January 15, 2003.

(h)         This amount represents the fair market value, as of the date of grant, of 2,000 shares of Common Stock granted to Mr. Grigsby on January 15, 2002.

(i)             Ms. Ahlgrimm served as Executive Vice President and Chief Financial Officer until April 15, 2004.

(j)             These amounts represent the Company’s matching contributions under the Section 401(k) Plan maintained by the Company.

Option Grants in 2004 and Aggregated Option Exercises in 2004 and 2005  and December 31, 2004 Option Values

There were no option grants to any of the named executive officers identified in the Summary Compensation Table on page 11 of this proxy statement during the years ended December 31, 2004 and 2005.  There were no unexercised stock options outstanding for stock of the Company as of December 31, 2004 and 2005.

Employment Contracts and Termination of Employment Arrangements

John T. Grigsby, Jr. resigned as President, Chief Executive Officer and director of the Company effective August 31, 2004.  As a result of his resignation, Mr. Grigsby’s employment agreement with the Company and John T. Grigsby, Jr. terminated on August 31, 2004.

In connection with his resignation, the Company and Mr. Grigsby entered into an agreement, dated August 31, 2004, pursuant to which (1) Mr. Grigsby received his base compensation at the then-current rate of $235,000 per year through November 30, 2004; (2) the Company retained Mr. Grigsby as a consultant from December 2004 through December 2005 (the “Consulting Period”), during which time he was paid a consulting fee of $2,000 per month (less applicable payroll taxes and similar deductions) and an additional $250 (less applicable payroll taxes and similar deductions) per hour for each consulting hour requested by the Company in excess of ten hours per month, and received reimbursement of expenses incurred in connection with his consulting on behalf of the Company; (3) Mr. Grigsby became entitled to receive his 2004 target bonus amount of $250,000 (less applicable payroll taxes and similar deductions); (4) the Company reimbursed Mr. Grigsby for reasonable expenses previously incurred in connection with Kaiser’s business operations; (5) Mr. Grigsby was eligible to continue to participate in the Company’s 401(k) plan through and including December 31, 2005 (although Mr. Grigsby became ineligible for any “match” or other contribution by Kaiser effective November 30, 2004); and (6) Kaiser continued to provide Mr. Grigsby and his family with family health benefits until the end of the Consulting Period.  After the termination of Mr. Grigbsy’s health benefits on December 31, 2005, Mr. Grigsby became eligible to elect to continue his family health benefits to the extent permitted by the Consolidated Omnibus Budget Reconciliation Act.  All other benefits that Mr. Grigsby and his family received from the Company ceased as of November 30, 2004.

Douglas W. McMinn was appointed as President and Chief Executive Officer of the Company effective September 9, 2004 to fill the vacancy created by the resignation of Mr. Grigsby.  The Company has not entered into an employment agreement with Mr. McMinn.

COMPARISON OF STOCKHOLDER RETURN

Comparison of 6 Year Cumulative Total Return
Assumes Initial Investment of $100
on 12/31/1999

The following graph plots cumulative total return on a $100 investment made on December 31, 1999 in the Common Stock.  The S&P 500 Index and group of peer issuers are shown for comparison and include reinvestment of dividends where applicable.  The peer issuers were selected because of the similarity of business elements and contracts held with the U.S. Department of Energy.  These peer issuers include the following five companies:  Fluor Corporation, Jacobs Engineering Group, Inc., The Shaw Group, Inc., TRC Companies, Inc. and Washington Group International, Inc.

Cumulative Total Return

	2000	2001	2002	2003	2004	2005
Kaiser Group Holdings, Inc.*	$4.00	$8.61	$14.58	$59.72	$73.61	$108.33
S&P 500	$90.90	$80.10	$62.39	$80.29	$89.02	$91.69
Peer Issuers Only	$113.16	$110.68	$90.79	$127.22	$153.31	$217.20
Peer Issuers plus Kaiser Group Holdings, Inc.	$112.98	$110.50	$90.72	$127.50	$153.67	$217.74

*     Prior to December 18, 2000, the financial performance is that of Kaiser Group International, Inc.  Kaiser Holdings is a Delaware holding company formed for the purpose of owning all of the outstanding stock of Kaiser Group International, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At December 31, 2005, 2004 and 2003, the Company had invested funds in certificates of deposit at Capital Bank N.A., a financial institution.  Mr. Frank E. Williams, Jr., a member of the Board of Directors, serves as a member of Capital Bank N.A.’s board of directors.  The certificates of deposits totaled $3.0 million, $2.0 million and $1.0 million at December 31, 2005, 2004 and 2003, respectively.  The certificates of deposit bear a market rate of interest.

During the fiscal years ended December 31, 2004, 2003 and 2002, the Company paid $281,000, $474,000 and $862,000, respectively, in legal fees to Squire, Sanders & Dempsey L.L.P., a law firm.  Mr. James J. Maiwum, the Chairman of the Company’s Board of Directors during the fiscal years ended December 31, 2004, 2003 and 2002, was a partner at Squire, Sanders & Dempsey L.L.P. during this time.  Effective February 18, 2005, Mr. Maiwum resigned from his position as a member of the Board of the Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and beneficial owners of more than 10% of any class of the Company’s equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of the Company’s equity securities.  Persons subject to Section 16 are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on a review of the copies of such forms furnished to the Company and written representations from the persons required to file such forms with the Commission, the Company believes that all Section 16(a) filing requirements applicable to officers, directors and beneficial owners of more than 10% of the equity securities of Kaiser Holdings were satisfied with respect to the years ended December 31, 2004 and 2005 with the following exceptions.

Due to the expiration of the Commission’s electronic access codes and the subsequent delay in obtaining the new codes, a Form 4 reporting the purchase of 1,000 shares of Common Stock by Mr. Williams on January 14, 2005 was filed on February 11, 2005.  On June 27, 2005, a Form 4 was filed for Mr. Williams regarding a redemption of Preferred Stock by the Company that occurred on April 22, 2005.

On March 18, 2005, a Form 4 was filed for Mr. Bennett regarding a sale of 500 shares that occurred on November 23, 2004.  On April 29, 2005, a Form 4 was filed for Mr. Bennett regarding a sale of 1,250 shares of Common Stock on April 7, 2005.

On June 8, 2005, a Form 4 was filed for Tennenbaum & Co. LLC regarding a redemption of Preferred Stock by the Company that occurred on April 22, 2005.

STOCKHOLDER PROPOSALS

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2006 Annual Meeting of Stockholders may do so by following the procedures prescribed in Commission Rule 14a-8 and Section 1.4 of the Company’s Bylaws.  To be properly brought before a meeting of stockholders, business must be (a) specified in the notice of the meeting given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder.  In addition to the requirements of Commission Rule 14a-8, for business to be properly brought before a meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.  To be timely, such notice must be received at the Company’s principal executive offices, 9300 Lee Highway, Fairfax, Virginia 22031, not less than 60 days nor more than 90 days prior to the meeting.  In the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely notice must be received by the Company not later than the close of business on the fifteenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.  A stockholder’s notice with respect to other business to be brought before the 2006 Annual Meeting by such stockholder must set forth as to each matter of business:

(a)               a brief description of such business and the reasons for conducting it at the meeting,

(b)              the name and address of the stockholder proposing such business,

(c)               the class, series, and number of shares of the capital stock of the Company beneficially owned by such stockholder, and

(d)              any material interest of such stockholder in such business.

The Company expects to hold the 2006 Annual Meeting of Stockholders later this year.  Notice of the 2006 Annual Meeting and the deadline for timely submission of stockholder proposals will be provided in the earliest possible periodic report, or by other reasonable means, after the board of directors determines the date on which such meeting will be held.

“HOUSEHOLDING” PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and accompanying materials.  This means that only one copy of this proxy statement, Annual Report and Quarterly Report may have been sent to multiple stockholders in your household.  If you would like to receive separate copies of the Company’s proxy statement and Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact Douglas W. McMinn, President and Chief Executive Officer, Kaiser Group Holdings, Inc., 9300 Lee Highway, Fairfax, Virginia 22031.

ANNUAL REPORT

A copy of the Annual Report of the Company containing financial statements for the fiscal year ended December 31, 2004 accompanies this proxy statement.  A copy of the Company’s Annual Report on Form 10-K is available without charge upon request to the Company.  Requests may be made to Douglas W. McMinn, President and Chief Executive Officer, Kaiser Group Holdings, Inc., 9300 Lee Highway, Fairfax, Virginia 22031.

By Order of the Board of Directors

/s/ Nicholas Burakow
Nicholas Burakow, PhD
Secretary

Fairfax, Virginia

January 25, 2006

Proxy Card

Proxy Solicited on Behalf of the Board of Directors of the Company for the

Annual Meeting of Stockholders on Thursday, March 2, 2006

P R O X Y

The undersigned hereby appoints Douglas W. McMinn and Frank E. Williams, Jr. and each of them, as his or her proxies, each with full power of substitution and resubstitution, to vote all of his or her shares of capital stock of Kaiser Group Holdings, Inc. at the Annual Meeting of Stockholders of the Company to be held on Thursday, March 2, 2006, at 10:30 a.m. (EST), and at any postponement(s) or adjournment(s) thereof, with the same authority as if the undersigned were personally present.

This Proxy, when properly executed, will be voted in the manner directed by the Stockholder. If no direction is given, this Proxy will be voted FOR all of the nominees listed in Item 1.

☒	Please mark your votes as in this example

The Board of Directors recommends a vote FOR the election of each director.

		For	All	Withhold All	For all Except	To withhold authority to vote for any individualnominee, mark “For All Except” and write thenominee’s name on the line below.
1.	ELECTION OF DIRECTORS	☐		☐	☐
Jon B. Bennett Douglas W. McMinn Mark S. Tennenbaum and Frank E. Williams, Jr.

NOTE:    Please sign below using the full name in which your stock is registered. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please provide your full title as such. If the undersigned is a corporation, please sign full name by duly authorized officer.

The undersigned hereby revokes all proxies heretofore given by the signer to vote at said meeting or any postponement(s) or adjournment(s) thereof.

SIGNATURE(S)	DATE

A-1